UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 27, 2006
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., 12th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On November 27, 2006, we purchased from FS Private Investments III LLC (“FS Private”) certain of FS Private’s limited partnership interests in Jefferies Capital Partners IV L.P. and assumed certain of FS Private’s capital commitment to Jefferies Capital Partners IV L.P. FS Private is a fund manager in which Brian Friedman, one of our director’s and an executive officer, has a majority ownership interest. As consideration in the transaction, we transferred $3,240,449 to FS Private in respect of its previously funded capital commitment which was valued at cost and assumed $15,759,551 of FS Private’s remaining capital commitment to Fund IV. The transaction, including the payment to Mr. Friedman’s management company, was reviewed and approved by the independent members of our Board of Directors and was negotiated on our behalf by Richard Handler, a member of our Board of Directors and our Chief Executive Officer.
On July 18, 2005, we entered into a Share and Membership Interest Purchase Agreement (the “Purchase Agreement”) with Mr. Friedman, a family partnership he controls, Mr. James Luikart, and certain fund managers controlled by Messrs. Friedman and Luikart. Jefferies Capital Partners IV L.P., together with its related parallel funds (“Fund IV”), is a private equity fund managed by a team led by Mr. Friedman. In the Purchase Agreement, we agreed to issue an aggregate of between 640,000 and 1,040,000 shares of our common stock to Mr. Friedman (post 2-for-1 stock split effected as a stock dividend on May 15, 2006). The actual number of shares of common stock to be issued is based on the amount of capital committed as of the final closing of Fund IV, which occurred in May 2006. At the final closing of Fund IV, the $600 million committed to Fund IV, including $37.8 million committed by Messrs. Friedman and Luikart and their affiliated entitles, entitled Mr. Friedman to receive 1,040,000 shares of our common stock, the maximum potential number of shares to be issued pursuant to the Purchase Agreement. As of the final closing of Fund IV, we had committed $31.5 million to Fund IV and a parallel Jefferies employee fund had aggregate commitments of $15 million to Fund IV (of which we committed $4.525 million) and leverage of $36 million guaranteed by us. The aggregate capital commitments of Messrs. Friedman and Luikart, their affiliates, the employee parallel fund and us were included in determining the aggregate committed capital of Fund IV at its closing and in determining the number of shares of our common stock to be issued to Mr. Friedman.
The Assignment and Assumption Agreement dated November 27, 2006 by and between FS Private Investments III LLC and Jefferies Group, Inc. is attached below as Exhibit 10 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     The following exhibit is filed with this report:

Number	Exhibit
10	Assignment and Assumption Agreement dated November 27, 2006 by and between FS Private Investments III LLC and Jefferies Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: December 1, 2006	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10	Assignment and Assumption Agreement dated November 27, 2006 by and between FS Private Investments III LLC and Jefferies Group, Inc.